EXHIBIT 23.1
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                              CONSENT OF ATTORNEYS

                        [Letterhead of Parker Chapin LLP]

                                                              March 31, 2000


Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia 22033


Dear Sirs:

         We have acted as counsel to Xybernaut Corporation, a Delaware corporation (the "Company"), in connection with its filing of a post-effective amendment to its registration statement on Form S-8, Registration No. 333-94463 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an offering of an aggregate of 5,300,000 shares of common stock, par value $.01 per share (the "Common Stock").

         We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.



                                                     Very truly yours,

                                                     /s/ Parker Chapin LLP
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                                                     PARKER CHAPIN LLP